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                               VIROPHARMA, INC.

                             EMPLOYMENT AGREEMENT

     This Employment Agreement is made on this _____ day of ____________, by ________________ ("Employee") in favor of VIROPHARMA, IN. ("Employer").

     Employee's execution of this Agreement is a prerequisite to Employer's employment of Employee.

     NOW THEREFORE, in consideration of Employer's employment of Employee, Employee, intending to be legally bound, hereby agrees as follows:

                                   AGREEMENT
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1. Employee shall record descriptions of all of Employee's work in the manner directed by Employer. All such records and copies thereof, whether compiled or kept at home, or at the premises of Employer, and all samples and experimental materials, will be the exclusive property of Employer and shall be returned upon termination of Employee's employment.

2. All inventions, discoveries and ideas made or conceived by Employee, solely or with others, while employed by Employer, during or after working hours, which are useful in or related to the business, work or investigations of Employer, or which have been made or conceived wholly or partially with the use of Employer's time, material, facilities, or trade secret information, belong exclusively to Employer. Employee agrees that he/she shall have no claim for additional compensation for such inventions, discoveries or ideas.

3. Employee shall promptly disclose to his/her immediate superior or other authorized person of Employer any such invention, discovery or idea. At the request and expense of Employer, either before or after termination of Employee's employment, Employee shall assist in acquiring and maintaining discoveries and ideas. Employee's assistance will include the signing of applications for patent, assignments and other papers, cooperating in necessary proceedings, and taking any other steps considered desirable by Employer.

4. Employee shall not, either during or after his/her employment, disclose any confidential information acquired because of such employment without the prior written consent of Employer. In general, any information relating to research, processes, products, formulas, methods, apparatus, equipment, costs, business studies, business procedures and finances and any samples and materials which have not been made public shall be considered confidential.

5. During the term of Employee's employment, Employee shall not engage in any activity in competition with or against the best interests of Employer.
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EMPLOYMENT AGREEMENT
Page 2


6. Copyrights to all writings, works of art or other copyrightable materials prepared by Employee during the course of or as part of the duties of Employee's employment belong exclusively to Employer. Employee shall assist Employer in acquiring and maintaining Employer's rights in such work.

7. Any similar agreement with Employer previously signed by Employee is hereby superseded except with respect to obligations already incurred under any such similar agreement.

8. Employee shall observe safety and health regulations and report all known hazards to his/her supervisor or safety office.

9. This agreement shall be binding upon Employee's heirs, executors, administrators or other legal representatives.

                                          EMPLOYEE:

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ACCEPTED AND AGREED TO:

BY:
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VIROPHARMA, INC.

BY:
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   Claude H. Nash, President & CEO